UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2009

Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19989	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

98 San Jacinto Blvd., Suite 220
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Stratus Properties Inc. (“Stratus”) is working diligently to complete the preparation of its annual report on Form 10-K for the year ended December 31, 2008 (the “2008 Form 10-K”) and its quarterly report on Form 10-Q for the quarter ended March 31, 2009 (the “first-quarter 2009 Form 10-Q”).  On May 15, 2009, Stratus received a letter from the National Association of Securities Dealers Automated Quotations (“NASDAQ”) advising Stratus that it is currently not in compliance with the continued listing requirements set forth in NASDAQ Marketplace Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission (the “SEC”) for continued listing of Stratus’ common stock, and as a result, Stratus’ common stock is subject to delisting (the “NASDAQ Staff Determination Letter”).  The NASDAQ Staff Determination Letter cites Stratus’ failure to file its 2008 Form 10-K by the May 14, 2009 extended filing deadline as a reason for the delisting determination.  The letter also cites Stratus’ failure to timely file its First-Quarter 2009 Form 10-Q by the May 11, 2009 filing deadline as an additional basis for delisting.

Stratus intends to request a hearing before a NASDAQ Hearings Panel (the “Panel”) no later than May 22, 2009 in accordance with NASDAQ Marketplace Rule 5800 Series to seek an exception period in which to complete its filings and thereby regain compliance with the listing standard.  Stratus’ request for a hearing will automatically suspend the delisting of its common stock for 15 calendar days from the deadline to request a hearing, or until June 8, 2009; however, Stratus also intends to request a further stay on the delisting of its common stock pending the Panel’s decision.  Hearings are typically held within 30 to 45 calendar days from the request.

As previously reported in Stratus’ Form 12b-25 filed with the SEC on May 12, 2009, following its third quarter ended September 30, 2008, Stratus determined that the manner in which it had previously accounted for certain interest costs was not in accordance with Statement of Financial Accounting Standards No. 34, “Capitalization of Interest Costs,” which was discussed with its independent auditors.  Stratus had historically excluded interest costs related to financing of operating properties from interest eligible for capitalization, resulting in such interest costs being charged to expense.  Stratus recently completed its evaluation of the treatment of prior years’ interest costs, and the effects on interest expense, cost of sales expense, and the cost of real estate assets, including an evaluation of the tax implications of the required changes. Stratus also assessed the materiality of this item on its previously reported results for the six-month period ended June 30, 2008, and the years ended December 31, 2007, 2006 and 2005 in accordance with SEC Staff Accounting Bulletin No. 99 and concluded that the item was not material to such periods.  Additionally, as part of this process, Stratus also assessed the impact on its internal control over financial reporting and determined that its controls and procedures were effective as of September 30, 2008.  As a result of the completion of the foregoing evaluations and assessments, Stratus was able to file its quarterly report on Form 10-Q for the quarter ended September 30, 2008 with the SEC on May 5, 2009.

A copy of the press release relating to this announcement is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ John E. Baker
----------------------------------------
John E. Baker
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)
Date:  May 21, 2009

Stratus Properties Inc.
Exhibit Index

Exhibit
Number

99.1	Press Release dated May 21, 2009, titled “Stratus Properties Inc. Announces Receipt of NASDAQ Delisting Letter and Intended Actions for Appeal.”